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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS
                        ------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about May 14, 1997) pertaining to the 1997 Flexible Long Term Incentive Plan of Capstead Mortgage Corporation of our reports dated January 22, 1997, with respect to the consolidated financial statements and schedule of Capstead Mortgage Corporation included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

                                       Ernst & Young LLP


Dallas, Texas
May 13, 1997